SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 22, 2002

EMPYREAN COMMUNICATIONS, INC.

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(Exact name of registrant as specified in its charter)

Nevada	0-30118	88-0413417
(State or other jurisdiction of incorporation)	(Commission File Number)	(RS Employer Identification No.)

2537 S. Gessner, Suite 114, Houston, TX 77063

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(Address of principal executive offices) (Postal Code)

250 H. Street, #725, Blaine, WA 98230

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Prior Address (Postal Code)

Registrant's telephone number, including area code: (713) 260-7236

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Item 5. Other Events

Belfiber Corporation (Belfiber), a subsidiary of the Company, entered an agreement to purchase all of the assets of Air Purator Corporation (APC), subject to certain conditions. The Company was unable to fulfill the conditions of the agreement, and the purchase of APC did not occur. Most of the proposed business activity for Belfiber in 2002 was expected to occur from revenues generated through APC. Belfiber will continue to seek potential business possibilities, but will not receive any revenues from APC or its products. This event could adversely affect the operating revenue of the Company for 2002.

Item 6.

The Board of Directors at the Special Board meeting called and held on June 4, 2002, accepted the resignations from the Board of Directors of Michael Swink dated May 15, 2002, and Mr. Dale Renaud, dated May 22, 2002.

The vacant positions left by Mr. Swink and Mr. Renaud will be filled as soon as a replacement can be found.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 13, 2001             EMPYREAN COMMUNICATIONS, INC.

                                                /s/ Robert L. Lee

                                                By: Robert L, Lee

                                                President and Director